UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
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4) Date Filed:

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet ●Go to www.envisionreports.com/altria ●Or scan the QR Code that appears to the right with your mobile device ●Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Altria Group, Inc. 2019 Annual Meeting of Shareholders to be Held on May 16, 2019

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view the proxy materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/altria
Step 2: Click the button(s) on the right side of the screen to view the proxy materials
Step 3: Return to the previous screen and follow the instructions on the screen to log in
Step 4: Make your selection as instructed on each screen to select delivery preferences and Vote

When you go online, you can also help the environment by consenting to receive electronic delivery of future meeting materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2019 to facilitate timely delivery.

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Shareholder Meeting Notice

The Altria Group, Inc. 2019 Annual Meeting of Shareholders will be held on Thursday, May 16, 2019 at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia, at 9:00 a.m., Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors:	01 - John T. Casteen III	07 - George Muñoz
		02 - Dinyar S. Devitre	08 - Mark E. Newman
		03 - Thomas F. Farrell II	09 - Nabil Y. Sakkab
		04 - Debra J. Kelly-Ennis	10 - Virginia E. Shanks
		05 - W. Leo Kiely III	11 - Howard A. Willard III
06 - Kathryn B. McQuade
2.	Ratification of the Selection of Independent Registered Public Accounting Firm
3.	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers
The Board of Directors recommends that you vote AGAINST the following proposals:
4.	Shareholder Proposal - Reducing and Disclosing Nicotine Levels in Cigarette Brands
5.	Shareholder Proposal - Disclosure of Lobbying Policies and Practices

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials which will include a proxy card.

Admission and Directions to the Altria Group, Inc. 2019 Annual Meeting of Shareholders

Admission
In order to attend the 2019 Annual Meeting of Shareholders, you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the Proxy Statement in response to Question 17.

Directions Directions to the Altria Group, Inc. 2019 Annual Meeting of Shareholders will be included in your admission packet. Directions also can be found at www.richmondcenter.com/directions

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before May 6, 2019 to facilitate timely delivery.

PLEASE NOTE: You must use the set of numbers located in the shaded bar on the front side of this notice when requesting a set of proxy materials.

Telephone — Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the 2019 Annual Meeting of Shareholders. You can also submit your preference to receive paper or e-mail delivery of future meeting materials.

Internet — Go to www.envisionreports.com/altria. Follow the instructions to log in and order a paper or e-mail copy of the proxy materials for the 2019 Annual Meeting of Shareholders. You can also submit your preference to receive paper or e-mail delivery of future meeting materials.

E-mail — Send an e-mail to investorvote@computershare.com with “Proxy Materials Altria Group, Inc.” in the subject line. Include in the message your full name and address, plus the set of numbers located in the shaded bar on the front of this notice, and state in the e-mail that you want a paper copy of the proxy materials for the 2019 Annual Meeting of Shareholders. You can also state your preference to receive paper or e-mail delivery of future meeting materials.

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